EXHIBIT 23.1




                                           INDEPENDENT AUDITORS CONSENT



   We consent to the incorporation by reference in the Registration Statement of ENVIRONMENTAL REMEDIATION HOLDING CORPORATION on Form S-8 to be filed on or about September 1, 1999, with the Securities and Exchange Commission the consolidated financial statements of ENVIRONMENTAL REMEDIATION HOLDING CORPORATION and subsidiaries which expresses an unqualified opinion and includes an explanatory paragraph relating to a going concern uncertainty appearing in the Annual Reports on Form l0-K of ENVIRONMENTAL REMEDIATION HOLDING CORPORATION for the year ended September 30, 1998.



/s/ Durland & Company, CPA's, P.A.

Durland & Company, CPA's, P.A.
Palm Beach, Florida

September 1, 1999